              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated April 3, 1998, accompanying the consolidated financial statements and schedules included in the Annual Report of Harry's Farmers Market, Inc. on Form 10-K for the year ended January 28, 1998. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Harry's Farmers Market, Inc. on Forms S-8 (File No. 33-74348, effective January 21, 1994, File No. 33-81118, effective July 1, 1994, File No. 33-81120, effective July 1, 1994, File No. 33-91924, effective May 4, 1995 and File No. 333-10403, effective August 19, 1996).


                                        GRANT THORNTON LLP



Atlanta, Georgia
April 27, 1998